UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2006

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (801) 584-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On October 31, 2006, Huntsman International LLC, a wholly-owned subsidiary of Huntsman Corporation, as issuer, and certain of its subsidiaries, as guarantors, entered into a purchase agreement with Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as initial purchasers, relating to the issuance and sale by the company to the purchasers of an aggregate of $200,000,000 principal amount of the company’s dollar-denominated 7⅞% Senior Subordinated Notes due 2014 and €400,000,000 principal amount of the company’s euro-denominated 6⅞% Senior Subordinated Notes due 2013 on customary terms. Additional information relating to the transaction is contained in the press release filed herewith as Exhibit 99.1, which is incorporated herein by reference.

The initial purchasers and their affiliates perform investment banking, commercial banking and advisory services for the company and its affiliates from time to time for which they receive customary fees and expenses. In addition, Credit Suisse Securities (USA) LLC and certain of its affiliates and employees are limited partners in MatlinPatterson Global Opportunities Partners, L.P. and, therefore, have an indirect economic interest in the company. Affiliates of Citigroup Global Markets Inc. provide capital markets and cash management services to the company and certain of its subsidiaries and provide private banking services to members of the Huntsman family from time to time.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1	Press Release dated October 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

By:	/s/ Sean Douglas
Sean Douglas
Vice President and Treasurer

Dated:  October 31, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated October 31, 2006